Exhibit 2.12

THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

COLLECTABLE SPORTS ASSETS, LLC

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE SPORTS ASSETS, LLC (the “Company”), dated effective as of September 28, 2020 (this “Amendment”), is made and entered into by the Members of the Company who have executed this Amendment.

RECITALS

WHEREAS, the Company is governed by that certain Amended and Restated Operating Agreement, dated as of July 7, 2020 (the “the Original Operating Agreement”), as amended by that certain First Amendment to Limited Liability Company Agreement dated as of August 31, 2020 (the “First Amendment”), as further amended by that certain Second Amendment to Limited Liability Company Agreement dated as of September 14, 2020 (the “Second Amendment”) and, together with the Original Operating Agreement, the “Existing Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Existing Operating Agreement.

WHEREAS, the Company wishes to amend the Existing Operating Agreement to amend the terms of one of the Series that has not yet offered by the Company and add three additional Series to be issued by the Company.

WHEREAS, pursuant to section 12.1, the Managing Member, without the consent of any Economic Member, may amend any of the terms of the Existing Operating Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Operating Agreement is hereby amended as follows:

1.            The Table of Contents to the Existing Operating Agreement is amended to add the following immediately below the references to the Exhibits on page 4:

“Exhibit 9 – Series Designation for Series #LUKAROOKIE, a series of Collectable Sports Assets, LLC

Exhibit 10 – Series Designation for Series #MAHOMESROOKIE, a series of Collectable Sports Assets, LLC

Exhibit 11 – Series Designation for Series #MAHOMESROOKIE, a series of Collectable Sports Assets, LLC”

2.            Section 15.11(a) of the Existing Operating Agreement is amended to delete the “and” that appears at the end of current subsection (vi), replace the “.” that appears at the end of current subsection (vii) with a “;”, and to add the following immediately below current subsection (vii) thereof:

Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 4

“(viii)      Series #LUKAROOKIE;

(ix)          Series #MAHOMESROOKIE; and

(x)           Series #MAGIVBIRDDRJ.”

3.            Section 15.11(b) of the Existing Operating Agreement change the reference from “Exhibits 1-6” to “Exhibits 1-11”.

4.            Signature blocks for each of Series #LUKAROOKIE, #MAHOMESROOKIE and #MAGICBIRDDRJ shall be added to the signature page(s).

5.            Exhibit 5 to the Existing Operating Agreement is amended to delete the reference to “Consignment Agreement dated as of July 7, 2020” and replace it with “Consignment Agreement dated as of September 25, 2020”.

6.            Schedule I, Schedule II and Schedule III to this Amendment shall be added, respectively, as Exhibits 9, 10 and 11 to the Existing Operating Agreement.

7.            No Other Modification. Except as specifically modified herein, all terms and conditions of the Existing Operating Agreement remain unmodified and in full force and effect.

8.            Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

9.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signatures on Next Page]

Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 4

Signature Page

to

AMENDMENT NO. 3 TO Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC

IN WITNESS WHEREOF, this Second Amendment to the Operating Agreement of COLLECTABLE SPORTS ASSETS, LLC is executed effective as of the date first written above.

MANAGING MEMBER OF THE COMPANY:		MANAGING MEMBER OF SERIES #CURRYBASKET:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES #RUTHGEHRHIGBALL:		MANAGING MEMBER OF SERIES #LEBRONROOKIE:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#COBBMINTE98:		#KAWHIBASKET:

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES #MANTLEMINT1953:		MANAGING MEMBER OF SERIES #JORDANPSA10

CS Assets Manager, LLC, a Delaware limited liability company		CS Assets Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 4

By:
Name:
Title

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#LUKA ROOKIE:		#MAHOMES ROOKIE:

CS Asset Manager, LLC, a Delaware limited liability company		CS Asset Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES
#MAGICBIRDDRJ:

CS Asset Manager, LLC, a Delaware limited liability company

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 4 of 4

Schedule I to Third Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 9

Series Designation of #LUKAROOKIE,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#LUKAROOKIE, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	September 28, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #LUKAROOKIE with effect from the effective date hereof and shall continue to act as the Managing Member of #LUKAROOKIE until dissolution of #LUKAROOKIE pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #LUKAROOKIE shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #LUKAROOKIE through that certain Consignment Agreement dated as of September 22, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #LUKAROOKIE from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #LUKAROOKIE Interests the Company can issue may not exceed the purchase price, in the aggregate, of $200,000.00.
Number of #LUKAROOKIE Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #LUKAROOKIE Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	Dalmore Group, LLC, a New York limited liability company.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #LUKAROOKIE sold at the Initial Offering of the #LUKAROOKIE Interests (excluding the #LUKAROOKIE Interests acquired by any Person other than Investor Members).

Schedule I to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 3

Other rights	Holders of #LUKAROOKIE Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #LUKAROOKIE Interests.
Officers	There shall initially be no specific officers associated with #LUKAROOKIE, although, the Managing Member may appoint Officers of #LUKAROOKIE from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 2018-2019 Panini National Treasures #127 Jersey Autograph Rookie Card of Luka Doncic, the specifications of which are set forth below., the specifications of which are set forth below.

Asset Description

Overview and authentication

·	The 2018-2019 Panini National Treasures #127 Jersey Autograph Rookie Card of Luka Doncic is numbered 63 out of 99.

·	A 2018-2019 Panini National Treasures #127 Jersey Autograph Rookie Card of Luka Doncic numbered 77 out of 99, graded BGS 9.5, sold in August 2020 for $230,100.

·	Early in his NBA career, Luka has established himself as one of the best talents in the league, putting up incredible MVP numbers and setting himself apart from the rest of his draft class.

·	The card received the following grades: 9 Mint, Centering 9.5, Edges 9, Corners 9, Surface 9, Autograph 10.

·	Many consider National Treasures to be Doncic’s cornerstone Rookie Card, thus making the underlying asset one of the most desirable Doncic cards in circulation. As such, the underlying asset is believed to be one of the most coveted cards in the modern basketball category.

Notable Features:

·	The athlete penned a bold, blue ink signature on the front of the card. The card front presentation also incorporates a tri-color, player worn jersey patch relic.

·	A statement on the card's back attests to the authenticity of the signature and the genuineness of the patch component, and serves as Panini’s COA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #LUKAROOKIE going forward.

Schedule I to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 3

Series Asset Specification
Sport	Basketball
Professional League	National Basketball Association
Player	Luka Doncic
Team	Dallas Mavericks
Season	2018-2019
Memorabilia Type	Trading Card
Manufacturer	Panini
Card Number	63
Population	99
Subject	Luka Doncic
Authentication	BGS 0011695136
Grade	9 Mint, Centering 9.5, Edges 9, Corners 9, Surface 9, Autograph 10

Schedule I to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 3

Schedule II to Third Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

 Exhibit 10

Series Designation of #MAHOMESROOKIE,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#MAHOMESROOKIE, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	September 28, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #MAHOMESROOKIE with effect from the effective date hereof and shall continue to act as the Managing Member of #MAHOMESROOKIE until dissolution of #MAHOMESROOKIE pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #MAHOMESROOKIE shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #MAHOMESROOKIE through that certain Consignment Agreement dated as of September 22, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #MAHOMESROOKIE from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #MAHOMESROOKIE Interests the Company can issue may not exceed the purchase price, in the aggregate, of $150,000.00.
Number of #MAHOMESROOKIE Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #MAHOMESROOKIE Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	Dalmore Group, LLC, a New York limited liability company.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #MAHOMESROOKIE sold at the Initial Offering of the #MAHOMESROOKIE Interests (excluding the #MAHOMESROOKIE Interests acquired by any Person other than Investor Members).

Schedule II to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 3

Other rights	Holders of #MAHOMESROOKIE Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #MAHOMESROOKIE Interests.
Officers	There shall initially be no specific officers associated with #MAHOMESROOKIE, although, the Managing Member may appoint Officers of #MAHOMESROOKIE from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 2017 Panini Flawless Rookie Patch Autographs Emerald of Patrick Mahomes, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The 2017 Panini Flawless Rookie Patch Autographs Emerald of Patrick Mahomes is numbered 1 out of 5, with this particular card #1.
•	Panini’s ‘Emerald’ series is the second most rare in terms of production runs out of their Rookie Patch Autographs, numbered to 5. Panini’s ‘Platinum’ 1/1 is the only subclass which boasts greater scarcity.
•	Early in his NFL career, Mahomes has established himself as one of the best talents in the league, putting up MVP numbers and receiving lucrative endorsement deals from companies like Adidas, State Farm, DirectTV, Oakley and more. He was also named the cover athlete for Madden NFL 2020, becoming the first Kansas City Chiefs player to be on the cover.
•	The card received the following grades: 9.5 Gem Mint, Centering 9.5, Edges 9.5, Corners 9.5, Surface 10, Autograph 10.
•	Panini Flawless NFL is considered the most coveted of the high-end football card products, particularly for collectors who enjoy on-card autographs and cards with ultra-low serial numbers.

Notable Features:

The athlete penned a bold, blue ink signature on the front of the card. The card front presentation also incorporates a tri-color, player worn jersey patch relic. A statement on the card's back attests to the authenticity of the signature and the genuineness of the patch component, and serves as Panini’s COA.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #MAHOMESROOKIE going forward.

Schedule II to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 3

Series Asset Specification
Sport	Football
Professional League	National Football League
Player	Patrick Mahomes
Team	Kansas City Chiefs
Season	2017
Memorabilia Type	Trading Card
Manufacturer	Panini (Flawless Rookie Patch Autographs Emerald)
Card Number	1
Print Run	5
Subject	Patrick Mahomes
Authentication	BGS 0010704662
Grade	9.5 Gem Mint, Centering 9.5, Edges 9.5, Corners 9.5, Surface 10, Autograph 10

Schedule II to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 3

Schedule III to Third Amendment to Collectable Sports Assets, LLC Amended and Restated Limited Liability Company Agreement

Exhibit 11

Series Designation of #MAGICBIRDDRJ,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#MAGICBIRDDRJ, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	September 28, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #MAGICBIRDDRJ with effect from the effective date hereof and shall continue to act as the Managing Member of #MAGICBIRDDRJ until dissolution of #MAGICBIRDDRJ pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #MAGICBIRDDRJ shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #MAGICBIRDDRJ through that certain Consignment Agreement dated as of September 27, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #MAGICBIRDDRJ from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #MAGICBIRDDRJ Interests the Company can issue may not exceed the purchase price, in the aggregate, of $400,000.00.
Number of #MAGICBIRDDRJ Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #MAGICBIRDDRJ Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	Dalmore Group, LLC, a New York limited liability company.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #MAGICBIRDDRJ sold at the Initial Offering of the #MAGICBIRDDRJ Interests (excluding the #MAGICBIRDDRJ Interests acquired by any Person other than Investor Members).

Schedule III to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 1 of 3

Other rights	Holders of #MAGICBIRDDRJ Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #MAGICBIRDDRJ Interests.
Officers	There shall initially be no specific officers associated with #MAGICBIRDDRJ, although, the Managing Member may appoint Officers of #MAGICBIRDDRJ from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a a 1980 Topps Scoring Leader PSA Gem Mint 10 of Magic Johnson, Larry Bird and Julius Erving, the specifications of which are set forth below.

Asset Description

Overview and authentication

·	The 1980 Larry Bird, Magic Johnson, Julius Erving Topps features three Hall of Famers with perforated edges for pulling apart three separated cards. Considered one of the most iconic basketball cards ever printed, if kept intact. One of 23 PSA Gem Mint 10’s in the world.

·	Considered to be one of the most desired modern day trading cards in the world. The tri-panel 1980 Topps production featuring two of the game’s immortal rookies (Bird & Magic) on a single bookended design is particularly valuable, and Julius Erving on the center panel only adds to its quality.

·	This is a key rookie card of two of the most popular players of the 1980s, Larry Bird, a forward, and Magic Johnson, a point guard. Including Julius Erving, all three players were inducted into the Basketball Hall of Fame.

·	Beyond the athletes featured in the card, the three-player card, one that also includes Julius Erving, is notorious for having black print defects scattered across the front and is fairly difficult to find perfectly centered.

·	Many consider Larry Bird and Magic Johnson to be the most iconic and influential basketball players of the 1980’s decade, similar to Michael Jordan in the 1990’s. The two players broke into the NBA in the 1980s and helped kick off what would be an unforgettable decade with their teams winning numerous titles.

Schedule III to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 2 of 3

Notable Features:

·	This tri-panel 1980 Topps production features three NBA Hall of Famers. Larry Bird is featured guarding the backdoor. Julius Erving throws a no-look pass. Magic Johnson floats a leaning one-hader. The Bird and Magic bookend the front of the card (Bird image outlined in blue, Johnson outlined in pink), with Erving featured in the center (outlined in green, with “Scoring Leader” featured in a basketball above his image).

·	The back of the card features statistics and biographical information on Magic Johnson and Larry Bird. Rather than data on Erving, the card features “76ers Scoring Leaders”.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #MAGICBIRDDRJ going forward.

Series Asset Specification
Sport	Basketball
Professional League	National Basketball Association
Player	Magic Johnson, Larry Bird, Julius Erving
Team	Los Angeles Lakers, Boston Celtics, Philadelphia 76ers
Year	1980
Memorabilia Type	Trading Card
Manufacturer	Topps- Scoring Leader
Set Number	N/A
Population Report	23 (PSA Gem Mint 10’s)
Subject	Magic Johnson, Larry Bird, Julius Erving
Authentication	PSA 23073896
Grade	Gem Mint 10

Schedule III to Third Amendment to Limited Liability Company Agreement – Collectable Sports Assets, LLC – Page 3 of 3